AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 22, 2002
                         REGISTRATION STATEMENT NO. 333-
     ______________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         _____________________________
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            Marvel Enterprises, Inc.
             (Exact name of Registrant as specified in its charter)

               DELAWARE                               13-3711775
       (State or other jurisdiction of              (I.R.S. Employer
        incorporation or organization)              Identification No.)

                  10 East 40th Street, New York, New York 10016
               (Address of principal executive offices) (Zip code)
                                 (212) 576-4000
              (Registrant's telephone number, including area code)

F. PETER CUNEO                             COPIES TO:
President and Chief Executive Officer      PAUL, HASTINGS, JANOFSKY & WALKER LLP
Marvel Enterprises, Inc.                   1055 Washington Boulevard,
10 East 40th Street                        Stamford, Connecticut 06901
New York, New York 10016                   (203) 961-7400 (phone)
(212) 576-4000                             (203) 359-3031 (fax)
(Name, address, including zip code,        Attn: John N. Turitzin, Esq.
and telephone number, including area
code of agent for service)

                         _____________________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
TITLE OF EACH CLASS OF                                   PROPOSED MAXIMUM        PROPOSED MAXIMUM
  SECURITIES TO BE                       AMOUNT TO       OFFERING PRICE             AGGREGATE                    AMOUNT OF
    REGISTERED                        BE REGISTERED        PER SHARE(1)          OFFERING PRICE(1)            REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01  par value per
     share                          3,965,626 shares (2)     $8.60                  $34,104,383                    $3,137.60
====================================================================================================================================

      (1) Based upon the average of the high and low sale prices reported by the New York Stock Exchange Consolidated Transaction Tape on November 20, 2002 and estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act").

      (2) Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminate number of additional shares of Common Stock as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.
          ____________________________________________________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                         ______________________________

                                TABLE OF CONTENTS
                         ______________________________
                                                                            PAGE
                                                                            ----

PROSPECTUS SUMMARY.........................................................  2

RISK FACTORS...............................................................  3

SPECIAL STATEMENT REGARDING FORWARD-LOOKING STATEMENTS.....................  5

USE OF PROCEEDS............................................................  5

THE SELLING STOCKHOLDERS...................................................  6

PLAN OF DISTRIBUTION.......................................................  8

INCORPORATION OF DOCUMENTS BY REFERENCE....................................  9

WHERE YOU CAN FIND MORE INFORMATION........................................  10

EXPERTS....................................................................  10

LEGAL MATTERS..............................................................  10

                                   PROSPECTUS

                                3,965,626 Shares
                                  Common Stock
                           (par value $0.01 per share)

                            Marvel Enterprises, Inc.
                               10 East 40th Street
                            New York, New York 10016

      The persons listed under "Selling Stockholders" in this prospectus, and any of their pledgees, donees, transferees or other successors in interest, may offer to sell up to an aggregate of 3,965,626 shares of our common stock, par value $.01 per share ("Common Stock"). The Selling Stockholders elected to exchange their shares of our 8% Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share ("Preferred Stock"), for shares of our Common Stock pursuant to an exchange offer (the "Exchange Offer") that we made to all holders of Preferred Stock. Each share of Preferred Stock tendered in the Exchange Offer was exchanged for 1.39 shares of Common Stock. Prior to being tendered in the Exchange Offer, each share of Preferred Stock was convertible into 1.039 shares of Common Stock. The shares covered by this prospectus represent the additional number of shares issued to the Selling Stockholders, at an exchange ratio of 1.39, in excess of what the Selling Stockholders could have obtained upon conversion of those same shares of Preferred Stock, at a conversion ratio of 1.039.

      We do not know whether the proposed sale of these shares by any of the Selling Stockholders will occur. We will not receive any of the proceeds from the sale of these shares by any of the Selling Stockholders, but we are bearing the expenses of registration. See "Plan of Distribution" beginning on page 8.

      Our Common Stock is listed on the New York Stock Exchange under the symbol "MVL." On November 21, 2002, the last reported sale price of our Common Stock as reported on the New York Stock Exchange Composite Transaction Tape was
$9.40.

      INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS WHICH YOU SHOULD CONSIDER BEFORE YOU INVEST IN OUR COMMON STOCK.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     The information in this prospectus is not complete and may be changed.
           The selling stockholders may not sell securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                THE DATE OF THIS PROSPECTUS IS NOVEMBER 22, 2002

UNLESS THE CONTEXT OTHERWISE REQUIRES, ALL REFERENCES TO "WE," "US," "OUR COMPANY" OR "THE COMPANY" IN THIS PROSPECTUS REFER COLLECTIVELY TO Marvel Enterprises, Inc., A DELAWARE CORPORATION, AND ITS SUBSIDIARIES.

                       __________________________________

                               PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere or incorporated by reference in this prospectus. You should read the entire prospectus carefully, including "Risk Factors," the incorporated consolidated financial statements and related notes, and the documents incorporated by reference into this prospectus, before deciding to invest.


                         ABOUT MARVEL ENTERPRISES, INC.

      We are one of the world's most prominent character-based entertainment companies, with a proprietary library of over 4,700 characters. We operate in the licensing, comic book publishing and toy businesses in both domestic and international markets. Our library of characters includes Spider-Man, X-Men, Captain America, Fantastic Four and The Incredible Hulk and is one of the oldest and most recognizable collections of characters in the entertainment industry. Our characters have been developed through a long history of comic book plots and storylines that give each of them their own personality, context and depth. In addition, our characters exist in the "Marvel Universe," a fictitious universe that provides a unifying historical and contextual background for the characters and storylines. The "Marvel Universe" concept permits us to use some of our more popular characters to enhance the exposure of our lesser-known characters. Our business is divided into three integrated and complementary operating divisions: Marvel Licensing, Marvel Publishing and Toy Biz.

      o Marvel Licensing. Marvel Licensing licenses our characters for use in a wide variety of consumer products, including apparel, interactive games, electronics, stationery and back-to-school, seasonal gifts and novelties, footwear, collectibles and advertising. Marvel Licensing also receives fees from the sale of licenses to a variety of media, including television programs, feature films, destination-based entertainment and on-line media.

      o Marvel Publishing. Marvel Publishing's primary target market for its comic books has been teenagers and young adults in the 13 to 23 year-old age group. Established readership of Marvel Publishing's comic books also extends to readers in their mid-thirties. Marvel Publishing's comic book publications are distributed through three channels: (i) to comic book specialty stores on a non-returnable basis, (ii) to traditional retail outlets on a returnable basis and (iii) on a subscription sales basis.

      o Toy Biz. Toy Biz designs, develops, markets and distributes a limited line of toys to the worldwide marketplace. Our primary products are based upon Spider-Man: The Movie and the movie trilogy Lord of the Rings. Toy Biz also does the design, development, marketing and sales services for Toy Biz Worldwide, a unaffiliated company that has the worldwide license to produce action figures and accessories and certain other toys based upon all Marvel characters, other than Spider-Man: The Movie. The Spectra Star division of Toy Biz designs, produces and sells kites in both mass market stores and specialty hobby shops, presently scheduled to be closed on or about April 1st, 2003.

                                  THE OFFERING

      This prospectus relates to up to 3,965,626 shares of our Common Stock that may be offered for sale by the Selling Stockholders listed in the section entitled "Selling Stockholders." The Selling Stockholders elected to exchange their shares of our Preferred Stock for shares of our Common Stock pursuant to the Exchange Offer that we made to all holders of Preferred Stock. Each share of Preferred Stock tendered in the Exchange Offer was exchanged for 1.39 shares of Common Stock. Prior to being tendered in the Exchange Offer, each share of Preferred Stock was convertible into 1.039 shares of Common Stock. The shares covered by this prospectus represent the additional number of shares issued to the Selling Stockholders, at an exchange ratio of 1.39, in excess of what the Selling Stockholders could have obtained upon conversion of those same shares of Preferred Stock, at a conversion ratio of 1.039.

      The Selling Stockholders, not the Company, will be the sellers if and when any shares of stock are offered or sold under this prospectus. The Selling Stockholders may sell their shares from time to time, rather than all at once. The Selling Stockholders may choose to sell all of their shares, to sell only a portion of their shares, or to sell none of their shares. The sales prices are yet to be determined. The Selling Stockholders will pay any brokerage fees or commissions relating to their sales. See the section of the prospectus entitled "Plan of Distribution."

      We will not receive any of the proceeds of sales by the Selling Stockholders. We are paying the costs of preparing and filing the Registration Statement that includes this prospectus.


                                  RISK FACTORS

      There are various risks, including those described below, which may materially affect your investment in our company or may in the future, and, in some cases, already do, materially affect us and our business, financial condition and results of operations. You should consider carefully these factors with respect to your investment in our securities. This section includes or refers to certain forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements beginning on page 5.


We may not be able to successfully implement our business strategy. A decrease in the level of media exposure or popularity of our characters may result in declining revenues from products based on those characters. If movies or television programs based upon Marvel characters that are scheduled to be released are not successful, or the timing of releases and the decisions to proceed with feature films and television series based upon Marvel characters are delayed or canceled, our ability to obtain new licenses for motion pictures or television shows may be substantially diminished.

Our success depends on future consumer acceptance. Our new and existing toy products are subject to changing consumer preferences. Most of our toy products can be successfully marketed for only a limited period. In particular, toys based on feature films are in general successfully marketed for only a year or two following the film's release. Existing product lines might not retain their current popularity or new products developed by us might not meet with the same success as our current products. We might not accurately anticipate future trends or be able to successfully develop, produce and market products to take advantage of market opportunities presented by those trends. Part of our strategy is to make toys based on the anticipated success of feature film releases and TV show broadcasts. If these releases and broadcasts are not successful, we may not be able to sell these toys profitably, if at all.

We are dependent on the continued financial stability of our major licensees. We are dependent upon the royalties we receive as a result of our licensing efforts. If one or more of our major licensees were to become bankrupt or insolvent, we might not receive all, or even any, of the license royalties owed to us. In addition, the financial instability of a licensee may reduce its promotional efforts, resulting in reduced sales of licensed products and reduced royalty revenue for us. The loss of royalty revenue could have a material adverse effect on our business.

We rely on our major customers. The retail toy business is highly concentrated. The 5 largest customers for our toy products accounted in the aggregate for approximately 56% of our total toy sales in 2001, and approximately 72.2% of our total toy sales for the first nine months of 2002. An adverse change in, or termination of, our relationship with one or more of our major customers could have a material adverse effect on us. Each of our five top toy customers also uses, to some extent, inventory management systems which shift a portion of their inventory risk onto us. Our production of excess products to meet anticipated retailer demand could result in markdowns and increased inventory carrying costs for us on even our most popular items. If we fail to anticipate a high demand for our products, however, we face the risk that we may be unable to provide adequate supplies of popular toys to retailers in a timely fashion, particularly during the Christmas season, and may consequently lose sales.

We may not be successful in defending our intellectual property. We believe that our library of proprietary characters as well as our "Marvel" trade name represent our most valuable assets. Our commercial success depends partly upon our ability to maintain our intellectual property rights in the United States and in approximately 55 foreign countries. Increased competition could result from the piracy of our trademarks which would adversely affect our business. Litigation may be necessary to enforce our trademarks and trade names. The defense or prosecution of intellectual property proceedings is costly and may cause a diversion of our management resources.

We compete against larger, stronger entities. The industries in which we compete are highly competitive. Marvel Licensing competes with a diverse range of entities that own intellectual property rights in characters, Marvel Publishing competes with over 500 publishers in the United States and Toy Biz competes with many larger toy companies in the design and development of new toys, the procurement of licenses and for adequate retail shelf space for its products. Many of these competitors have greater financial and other resources than us. We cannot assure you that we will be able to compete successfully in these markets.

We may need additional financing but be unable to obtain it. The terms of our indebtedness require us to comply with various financial and other covenants. We may not be able to comply with these covenants and be required to repay the entire facility before the scheduled date. If we are unable to obtain the funds we need to repay the existing facility, it could significantly harm us.

Our toy business is seasonal. Our annual operating performance depends, in large part, on our sales of toys during the relatively brief Christmas selling season. Unlike many industries, the toy industry tends to be seasonal. We expect that our toy business will continue to experience a significant seasonal pattern for the foreseeable future. This seasonal pattern requires accurate forecasting of demand for our products during the Christmas selling season.

There are various operational and financial risks associated with our manufacturing. A large number of our toy products are manufactured in China, which subjects us to risks of currency exchange fluctuations, transportation delays and interruptions, and political and economic disruptions. Our ability to obtain products from our Chinese manufacturers is dependent upon the United States' trade relationship with China. The imposition of trade sanctions on China could result in significant supply disruptions or higher merchandise costs to us. We might not be able to find alternate sources of manufacturing outside China on acceptable terms even if we want or need to. Our inability to find those alternate sources could have a material adverse effect on us.

Management and significant stockholders can exercise influence over us, and may increase their stock ownership if they participate in the Offer to Exchange. A majority of the voting power of our stock is held by a small number of stockholders who can determine the outcome of most stockholder votes. Examples of stockholder votes include those for the election of directors, changes in our Certificate of Incorporation and Bylaws and approving certain mergers or other similar transactions, such as a sale of all or substantially all of our assets.

             SPECIAL STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, matters discussed in this Offer to Exchange or statements incorporated by reference contain "forward-looking" information, as that term is used in Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Forward-looking statements may relate to, among other things, future performance generally, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and competition.

When we use the words "believe," "intend," "expect," "may," "will," "should," "anticipate" or their negatives or other similar expressions, the statements that include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements.

We warn you that forward-looking statements are only predictions. Actual events or results may differ as a result of risks that we face, including those set forth in the section of this Offer to Exchange called "Risk Factors." Those are representative of factors that could affect the outcome of the forward-looking statements.

                                 USE OF PROCEEDS

      Any shares offered under this prospectus will be offered by the persons listed under "Selling Stockholders." We will not receive any proceeds from the sale of shares offered under this prospectus.

                            THE SELLING STOCKHOLDERS

      The following table sets forth certain information with respect to the amount of Common Stock held by each stockholder who may sell shares covered by this prospectus (the "Selling Stockholders"). The table indicates the nature of any position, office, or other material relationship which the Selling Stockholder has had within the past three years with the Company or any of its predecessors or affiliates. The table assumes that each of the Selling Stockholders will offer for sale all of their shares of Common Stock covered by this prospectus.

      The Common Stock offered by this prospectus may be offered from time to time by the Selling Stockholders named below, or by any of their pledgees, donees, transferees or other successors in interest. The amounts set forth below are based on our records or upon information provided to us by representatives of the Selling Stockholders, and are accurate to the best of our knowledge. It is possible, however, that the Selling Stockholders may acquire or dispose of additional shares of Common Stock from time to time after the date of this prospectus.


                                      Number of Shares of       Number of           Number of Shares of      % of the Company's
                                        Common Stock           Shares of              Common Stock            Total Common Stock
                                      Owned Prior to the      Common Stock          Owned After the            Owned After the
      Name                                Offering           Offered Hereby           Offering (4)                Offering

Object Trading Corp.
(1)                                    6,698,453               1,683,021               5,015,432                     8.3%

Classic Heroes, Inc. (1)                440,708                 111,287                 329,421                      0.5%

Biobright Corporation
(1)                                     440,708                 111,287                 329,421                      0.5%

Isaac Perlmutter T.A.
(1)                                     603,763                 140,088                 463,675                      0.8%

Morgan Stanley & Co.,
Incorporated (2)                       6,273,083               1,205,239               5,067,844                     8.3%

The President and
Fellows of Harvard
College (3)                             951,281                 235,732                 715,549                      1.2%

The Rockefeller
Foundation (3)                          370,084                 92,378                  277,706                      0.5%

Vega Partners II, L.P.
(3)                                     68,317                  17,210                  51,107                       0.1%

Vega Partners III, L.P.
(3)                                     888,922                 221,313                 667,609                      1.1%

Vega Partners IV, L.P.
(3)                                     601,810                 146,655                 455,155                      0.7%

Vega Offshore Fund
Trust (3)                                3,069                    199                    2,870                       0.0%

Whippoorwill
Associates, Inc. Profit
Sharing Plan (3)                         4,852                   1,217                   3,635                       0.0%

(1) This entity is an affiliate of Isaac Perlmutter, one of our directors and executive officers, as well as the beneficial owner of 38.5% of the aggregate voting power of our outstanding capital stock. Mr. Perlmutter is the sole stockholder of (i) Object Trading Corp., a Delaware corporation,
    (ii) Classic Heroes, Inc., a Delaware corporation, and (iii) Biobright Corporation, a Delaware corporation. Mr. Perlmutter is a trustee and the sole beneficiary of Isaac Perlmutter T.A., a Florida trust, and may revoke it at any time. Mr. Perlmutter may be deemed to possess the power to vote and dispose of the shares of Common Stock directly held by Object Trading Corp., Classic Heroes, Inc., Biobright Corporation, and Isaac Perlmutter T.A.

(2) Morgan Stanley & Co., Incorporated is the beneficial owner of 10.3% of the aggregate voting power of our outstanding capital stock, and shares dispositive power over those shares with its parent, Morgan Stanley Dean Witter & Co.

(3) This entity is an affiliate of Whippoorwill Associates, Incorporated ("Whippoorwill"). Whippoorwill, as agent of and/or general partner for certain institutions and funds, may be deemed the beneficial owner of 4.8% of the aggregate voting power of our outstanding capital stock, because it has discretionary authority with respect to the investments of, and acts as agent for, this entity and certain others. One of our directors, Shelley Greenhaus, is the President and Managing Director of Whippoorwill. Mr. Greenhaus disclaims beneficial ownership of the shares of our capital stock owned by discretionary accounts managed by Whippoorwill except to the extent of his pecuniary interest in that stock, if any.

(4) Assumes that each Selling Stockholder will sell all their respective shares of Common Stock covered by this prospectus.

                              PLAN OF DISTRIBUTION

      The shares of Common Stock covered by this prospectus are now owned by the Selling Stockholders. As used in the rest of this section of the prospectus, "Selling Stockholders" includes the named Selling Stockholders and any of their pledgees, donees, transferees or other successors in interest with respect to shares covered by this prospectus. The shares of Common Stock covered by this prospectus are referred to in this section as the "Shares." The Selling Stockholders may offer and sell, from time to time, some or all of the Shares. We have registered the Shares for sale by the Selling Stockholders so that the Shares will be freely tradable by them. Registration of the Shares does not mean, however, that the Shares will necessarily be offered or sold. We will not receive any proceeds from any offering or sale by the Selling Stockholders of the Shares. We will pay all costs, expenses and fees in connection with the registration of the Shares. The Selling Stockholders will pay all brokerage commissions and similar selling expenses, if any, attributable to the sale of the Shares.

      The Selling Stockholders may, from time to time, sell any or all of the Shares on any stock exchange, market or trading facility on which the Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling Shares:

        o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

        o block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

        o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

        o an exchange distribution in accordance with the rules of the applicable exchange;

        o   privately negotiated transactions;

        o broker-dealers may agree with the Selling Stockholder to sell a specified number of Shares at a stipulated price per Share; a combination of any such methods of sale; and

        o   any other method permitted pursuant to applicable law.

      The Selling Stockholders may also sell Shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

      The Selling Stockholders may also engage in short sales, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver Shares in connection with these trades. The Selling Stockholders may pledge the Shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged Shares.

      Broker-dealers engaged by a Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from a Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated.

      The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      Expenses incurred by us in connection with the issuance and distribution of the Shares covered by this prospectus are estimated to be $28,138, as described in Item 14 of the Registration Statement on Form S-3 under the Securities Act, with respect to the Shares.

      We have agreed to indemnify Mr. Perlmutter and Whippoorwill Associates, Inc., each of whom signed a Registration Rights Agreement with us, dated as of October 1, 1998, and each person or entity which participates as or may be deemed to be an underwriter in the offering or sale of those Selling Stockholders' Shares, against certain liabilities (and to contribute to payments in respect thereof), including liabilities arising under the Securities Act. The Selling Stockholders may agree to indemnify any agent or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

      The Securities and Exchange Commission (the "Commission") allows us to incorporate by reference the information that we file with it. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus and later information that we file with the Commission will automatically update and supersede the information in this prospectus, any supplement and the documents listed below. We incorporate by reference the specific documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, including those made after the date of the initial registration statement and prior to effectiveness of the registration statement, until all of the securities are sold:

        o our annual report on Form 10-K for our fiscal year ended December 31, 2001;

        o our quarterly report on Form 10-Q for our quarter ended March 31, 2002;

        o our quarterly report on Form 10-Q for our quarter ended June 30, 2002;

        o our quarterly report on Form 10-Q for our quarter ended September 30, 2002;

        o our definitive proxy statement on Form 14A as filed with the Commission on September 17, 2002;

        o our definitive additional proxy materials on Form 14A as filed with the Commission on October 8, 2002;

        o our report on Form 8-K, as filed with the Commission on October 7, 2002; and

        o the description of our Common Stock contained in our registration statement on Form 8-A filed on October 2, 1998.

      Upon oral or written request and at no cost to the requester, we will provide to any person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. All requests should be made to: Marvel Enterprises, Inc. 10 East 40th Street, New York, NY 10016. Attn: Investor Relations. Telephone requests may be directed to the General Counsel at (212) 576-4000. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents, or that any documents incorporated by reference is accurate as of any date other than its filing date.


                       WHERE YOU CAN FIND MORE INFORMATION

      We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports and other information with the Securities and Exchange Commission (the "Commission"). Copies of reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including Marvel Enterprises, Inc., that file electronically with the Commission. You may access the Commission's web site at http://www.sec.gov.

      Our Common Stock trades on the New York Stock Exchange. Copies of reports, proxy statements and other information concerning us can also be inspected at the offices of New York Stock Exchange, located at 11 Wall St., New York, New York 10005. We also have filed with the Commission a Registration Statement on Form S-3 under the Securities Act, with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the offering, reference is made to such Registration Statement, exhibits and schedules, which may be inspected without charge at the Commission's office in Washington, D.C., and copies of all or any part thereof may be obtained from such office after payment of fees prescribed by the Commission.


                                     EXPERTS

      Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our annual report on Form 10-K for the year ended December 31, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

      The validity of the Common Stock offered hereby will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP, 1055 Washington Boulevard, Stamford, Connecticut 06901. Lawrence Mittman, one of our directors, is a partner in Paul, Hastings, Janofsky & Walker LLP.

================================================================================


      NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY OUR COMPANY OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK TO WHICH IT RELATES

OR AN OFFER TO, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):

   Registration fee -- Securities and Exchange Commission...........$   3,138
   Federal taxes....................................................$
   State taxes and fees.............................................$
   Trustee's and transfer agent's fees..............................$
   Printing expenses................................................$    0
   Legal fees and expenses..........................................$  15,000
   Accountants' fees and expenses...................................$   5,000
   Engineering fees.................................................$
   Miscellaneous....................................................$   5,000

         TOTAL......................................................$  28,138


      All expenses itemized above shall be borne by our company.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      In accordance with Section 102(b)(7) of the Delaware General Corporation Law, Article X of our Certificate of Incorporation eliminates, with certain exceptions, our directors' personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Article 6 of our By-Laws provides, to the extent permitted by the Delaware General Corporation Law, for our indemnification of present or former directors, officers or incorporators of the Company against various costs they may incur in connection with certain lawsuits and similar proceedings in which they become involved by reason of their relationship to the Company. Only those who have acted in good faith are entitled to our indemnification. In certain cases, our indemnification payments may be made, conditionally, before the lawsuit or similar proceeding is complete.

      The above discussion of our Certificate of Incorporation and By-laws, and of the Delaware General Corporation Law, is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation, By-laws and statute.


ITEM 16.  EXHIBITS.

     EXHIBIT
       NO.                              DESCRIPTION
     _______                             __________

      5.1 Opinion of Paul, Hastings, Janofsky & Walker LLP, counsel to the Company

      23.1             Consent of Ernst & Young LLP

      23.2 Consent of Paul, Hastings, Janofsky & Walker LLP, counsel to the Company (The Consent is included in Exhibit 5.1)

      24.1 Power of Attorney, executed by certain officers of the Company and individual members of the Board of Directors, authorizing certain officers of the Company to file amendments to the Company's Registration Statement on Form S-3, are located on the signature page of this Report.

________________


ITEM 17.  UNDERTAKINGS.

A. The undersigned Registrant hereby undertakes:

       1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the undersigned registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

       2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

       3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the undersigned registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       5. Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 22, 2002.

                                          MARVEL ENTERPRISES, INC.

                                          By:


                                          /s/ F. Peter Cuneo
                                          --------------------------------------
                                          F. Peter Cuneo
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, each of whom also constitutes and appoints Allen S. Lipson, his true and lawful attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.



        SIGNATURE                            TITLE                                        DATE
         _______                            _______                                      _____

/s/ F. Peter Cuneo              President, Chief Executive Officer,                   November 22, 2002
------------------------        and Director
F. Peter Cuneo                  (Principal Executive Officer and Principal
                                Financial and Accounting Officer)

/s/ Kenneth P. West             Chief Financial Officer,                              November 22, 2002
------------------------        (Principal Financial and Accounting Officer)
Kenneth P. West

/s/ Morton E. Handel            Chairman of the Board of Directors                    November 22, 2002
------------------------
Morton E. Handel

/s/ Avi Arad                    Director                                              November 22, 2002
------------------------
Avi Arad

/s/ Shelley F. Greenhaus        Director                                              November 22, 2002
------------------------
Shelley F. Greenhaus

/s/Sid Ganis                    Director                                              November 22, 2002
------------------------
Sid Ganis

/s/ James F. Halpin             Director                                              November 22, 2002
------------------------
James F. Halpin

/s/ Lawrence Mittman            Director                                              November 22, 2002
------------------------
Lawrence Mittman

/s/ Isaac Perlmutter            Director and Vice Chairman of the
------------------------        Board of Directors                                    November 22, 2002
Isaac Perlmutter